FRANKLIN CUSTODIAN FUNDS, INC.

                ARTICLES SUPPLEMENTARY TO THE CHARTER

      FRANKLIN CUSTODIAN FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland 21202 (hereinafter called the "Corporation") , and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies in accordance with the requirements of Sections 2-208, 2.208.1 of the Maryland General Corporation Law to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Corporation has authority to issue a total of twenty-eight billion (28,000,000,000) shares of stock with a par value of one cent ($.Ol) per share, such shares having an aggregate par value of $280,000,000. The allocation of such shares to the Corporation's existing classes and sub-classes is as follows:

CLASS DESIGNATION                                     NUMBER OF SHARES ALLOCATED

Franklin U.S. Government Securities Fund Class A           2,500,000,000
Franklin U.S. Government Securities Fund Class B           1,000,000,000
Franklin U.S. Government Securities Fund Class C           2,500,000,000
Franklin U.S. Government Securities Fund Advisor Class     1,000,000,000
Franklin U.S. Government Securities Fund Class R           1,000,000,000

Franklin Income Fund Class A                               4,600,000,000
Franklin Income Fund Class B                               1,000,000,000
Franklin Income Fund Class B/1                             1,000,000,000
Franklin Income Fund Class C                               3,600,000,000
Franklin Income Fund Advisor Class                         1,000,000,000
Franklin Income Fund Class R                               1,000,000,000

Franklin Growth Fund Class A                                 250,000,000
Franklin Growth Fund Class B                                 750,000,000
Franklin Growth Fund Class C                                 250,000,000
Franklin Growth Fund Advisor Class                         1,000,000,000
Franklin Growth Fund Class R                               1,000,000,000
Franklin DynaTech Fund Class A                               250,000,000
Franklin DynaTech Fund Class B                               500,000,000
Franklin DynaTech Fund Class C                               250,000,000
Franklin Utilities Fund Class A                              400,000,000
Franklin Utilities Fund Class B                              750,000,000
Franklin Utilities Fund Class C                              400,000,000
Franklin Utilities Fund Advisor Class                      1,000,000,000
Franklin Utilities Fund Class R                            1,000,000,000

      SECOND: The Board of Directors of the Corporation, at a meeting held on September 10, 2003, adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue by four billion (4,000,000,000), so that the Corporation has authority to issue thirty-two billion (32,000,000,000) shares of capital stock. The Board also adopted resolutions allocating three billion (3,000,000,000) of such increased shares to an existing subclass designated as Franklin Income Fund Class A shares, and one billion (1,000,000,000) of such increased shares to an existing subclass designated as Franklin Income Fund Class B shares.

      THIRD: Following the aforesaid actions, the total number of shares that the Corporation is authorized to issue is thirty-two billion (32,000,000,000) with a par value of one cent ($.Ol) per share and an aggregate par value of $320,000,000 and the allocation of shares to the Corporation's existing classes and sub-classes is as follows:


CLASS DESIGNATION                                   NUMBER OF SHARES ALLOCATED

Franklin U.S. Government Securities Fund Class A             2,500,000,000
Franklin U.S. Government Securities Fund Class B             1,000,000,000
Franklin U.S. Government Securities Fund Class C             2,500,000,000
Franklin U.S. Government Securities Fund Advisor Class       1,000,000,000
Franklin U.S. Government Securities Fund Class R             1,000,000,000
Franklin Income Fund Class A                                 7,600,000,000
Franklin Income Fund Class B                                 2,000,000,000
Franklin Income Fund Class B/1                               1,000,000,000
Franklin Income Fund Class C                                 3,600,000,000
Franklin Income Fund Advisor Class                           1,000,000,000
Franklin Income Fund Class R                                 1,000,000,000
Franklin Growth Fund Class A                                   250,000,000
Franklin Growth Fund Class B                                   750,000,000
Franklin Growth Fund Class C                                   250,000,000
Franklin Growth Fund Advisor Class                           1,000,000,000
Franklin Growth Fund Class R                                 1,000,000,000
Franklin DynaTech Fund Class A                                 250,000,000
Franklin DynaTech Fund Class B                                 500,000,000
Franklin DynaTech Fund Class C                                 250,000,000
Franklin Utilities Fund Class A                                400,000,000
Franklin Utilities Fund Class B                                750,000,000
Franklin Utilities Fund Class C                                400,000,000
Franklin Utilities Fund Advisor Class                        1,000,000,000
Franklin Utilities Fund Class R                              1,000,000,000


      FOURTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 30, 2003.

                                    FRANKLIN CUSTODIAN FUNDS, INC.


                                     By:/s/CHARLES B. JOHNSON
                                        ------------------------
                                        Charles B. Johnson
                                        President


Witness (Attest)

/s/MURRAY L. SIMPSON
-----------------------------
Murray L. Simpson, Secretary

      THE UNDERSIGNED, President of FRANKLIN CUSTODIAN FUNDS, INC. who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                /s/CHARLES B. JOHNSON
                                                -----------------------
                                                Charles B. Johnson
                                                President